Exhibit (j)

         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Dynamic Growth Fund (formerly Scudder Small Capitalization Equity Fund) in the Small/Aggressive Growth Funds - Advisor
Classes  A, B and C  Prospectus  and  Small/Aggressive  Funds I - Class I Shares
Supplement to the Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A, No. 2-29804) of our report dated November 11, 2002 on the financial statements and financial highlights of Scudder Dynamic Growth Fund included in the Annual Report dated September 30, 2002.


                                                         /s/ERNST & YOUNG LLP

                                                         ERNST & YOUNG LLP




Boston, Massachusetts
November 22, 2002